Exhibit 27(h)(1)(b)

AMENDMENT TO

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated April 14, 2000, by and among AIM Variable Insurance Funds (“AVIF”), a Delaware trust, A I M Distributors, Inc., (“AIM”) a Delaware Corporation, United Investors Life Insurance Company,(“LIFE COMPANY”) a Missouri life insurance company, United Securities Alliance, Inc. and First Union Securities, Inc. (“UNDERWRITERS”) (Individually, the “UNDERWRITER”) and collectively (the “Parties), is hereby amended as follows:

WHEREAS, First Union Securities, Inc.(“First Union”) will no longer act as a principal underwriter of the Contracts (“UNDERWRITER”) to the Agreement Dated April 14th, 2000;

WHEREAS, AVIF, AIM, LIFE COMPANY and UNDERWRITER desires that First Union be removed as a party to the Agreement; and

WHEREAS, the Parties desire to amend Schedule A of the Agreement to add a fund to those offered under one or more of its separate accounts;

NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1.	Effective on the date of this Amendment to the Agreement. All the duties and responsibilities of First Union shall become the duties and responsibilities of United Securities.

2.	Except as amended herein, the Agreement, and any past amendments thereto, is hereby ratified and confirmed in all respects.

3.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS	SEPARATE ACCOUNTS UTILIZING SOME OR ALL OF THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Series I shares AIM V.I. Capital Appreciation Fund AIM V.I. Government Securities Fund AIM V.I. Growth Fund AIM V.I. Core Equity Fund AIM V.I. International Growth Fund AIM V.I. Premier Equity Fund	Titanium Universal LifeVariable Account	• Titanium Investor Variable Annuity (Form TA99)
	Titanium Annuity Variable Account	• Titanium Investor Variable Universal Life (Form TL99)

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to the Agreement to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:	September 9, 2003

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Jim Coppedge	By: /s/Robert H. Graham
Name:	Jim Coppedge	Name:	Robert H. Graham
Title:	Assistant Secretary	Title:	President

(SEAL)

A I M DISTRIBUTORS, INC.

Attest: /s/ Jim Coppedge		By: /s/ Michael J. Cemo
Name:	Jim Coppedge	Name:	Michael J. Cemo
Title:	Assistant Secretary	Title:	Chief Executive Officer

(SEAL)

UNITED INVESTORS LIFE INSURANCE COMPANY

Attest:	/s/ Kristin M. Patterson	By: /s/ John H. Livingston

Name:	Kristin M. Patterson	Name: John H. Livingston

Title:	Assistant Secretary	Title: Secretary & Counsel

(SEAL)

UNITED SECURITIES ALLIANCE, INC.

Attest:		By: /s/ Dean Rager
Name:		Name: Dean Rager
Title:		Title: President

(SEAL)

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